EXHIBIT 99.3
SECURITIES PURCHASE AGREEMENT
     SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 27, 2008, by and among Averion International Corp., a Delaware corporation, with principal offices located at 225 Turnpike Road, Southborough, Massachusetts 01772 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and, collectively, the “Buyers”). Capitalized terms used and not defined elsewhere in this Agreement have the respective meanings assigned to such terms in the Appendix hereto.
     WHEREAS:
     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).
     B. The Buyers, severally and not jointly, desire to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement:
     (1) Secured senior notes, in the form attached as Exhibit A, in the aggregate principal amount of $2,000,000 (together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”) shall be purchased by the Buyers on the Closing Date (as defined below) for a total aggregate principal amount of Notes equal to $2,000,000; and
     (2) Shares of Common Stock as set forth on the Schedule of Buyers (the “Shares”) which shall be issued at the Closing in proportion to the principal amount of Notes purchased at the Closing.
     C. Contemporaneously with the execution and delivery of this Agreement, the Company and Hesperion US, Inc., a Maryland corporation (“Hesperion US”), are executing and delivering an Amendment No. 2 to Security Agreement, in the form attached as Exhibit B (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Security Agreement”), in favor of the Collateral Agent (as defined in the Security Agreement), for the benefit of the Buyers, pursuant to which the Company and Hesperion US will agree to provide the Collateral Agent, as agent for the Buyers, with security interests in substantially all of the material assets of the Company and Hesperion US.
     D. Contemporaneously with the Closing, Hesperion US will execute and deliver an Amendment No. 1 to Guaranty, in the form attached hereto as Exhibit C (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Guaranty”), pursuant to which Hesperion US will agree to guaranty certain obligations of the Company (the guarantees under the Guaranty, including any such guarantees added after the Closing, being referred to herein as the “Guarantees”).

     NOW THEREFORE, the Company and each of the Buyers, severally and not jointly, hereby agree as follows:
     1. PURCHASE AND SALE OF NOTES AND SHARES.
          a. Purchase and Sale of Notes and Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the Notes. On the Closing Date, each Buyer shall purchase (a) Notes in the respective principal amounts set forth opposite such Buyer’s name on the Schedule of Buyers, which Notes shall be issued to the Buyers on the Closing Date; and (b) the number of Shares next to such Buyer’s name on the Schedule of Buyers, which shall be issued to such Buyer on the Closing Date. The purchase price (the “Purchase Price”) for the Notes and the related Shares purchased by each Buyer shall be as set forth opposite such Buyer’s name on the Schedule of Buyers (representing an aggregate purchase price of $2,000,000 for the Notes and Shares to be purchased by the Buyers at the Closing).
          b. Closing Date. The date and time of the closing (the “Closing”) shall be 10:00 a.m., New York City time, on the date that is one (1) day after the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8 (or such later or earlier date as is mutually agreed to by the Company and the Buyers) (the “Closing Date”). The Closing shall occur at the offices of Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, FL 33131, or at such other place as the Company and Buyers may collectively designate in writing.
     For purposes of this Agreement, each Buyer’s “Allocation Percentage” shall be with respect to all Notes purchased pursuant to this Agreement, the quotient of (a) the total original aggregate principal amount of all Notes purchased by such Buyer pursuant to this Agreement, divided by (b) the total original aggregate principal amount of all Notes purchased pursuant to this Agreement.
          c. Form of Payment and Delivery of Shares. On the Closing Date, (i) each Buyer shall pay to the Company an amount equal to the principal amount of the Notes such Buyer is to purchase as of the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (less any amount deducted and paid in accordance with Section 4(h)), and (ii) the Company shall deliver (or cause its transfer agent to deliver) to each Buyer (i) a Note (or Notes in the principal amounts as such Buyer shall request) representing the original principal amount of the Notes that such Buyer is purchasing hereunder on the Closing Date, and (ii) Share Certificates for the Shares to be issued to such Buyer on the Closing Date as provided on the Schedule of Buyers, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.
          d. Fractional Shares. No fractional shares of Common Stock are to be issued pursuant to this Section 1, but rather the number of shares of Common Stock to be issued pursuant to this Section 1 shall be rounded up to the nearest whole number.
          e. Currency; Interest. All payments to a Buyer under this Agreement or any of the other Transaction Documents shall be made in lawful money of the United States of

America, by wire transfer of immediately available funds to such accounts as such Buyer may from time to time designate by written notice in accordance with Section 10(f) of this Agreement. All references herein and in each of the other Transaction Documents to “dollars” or “$” shall mean the lawful money of the United States of America. Any amounts payable pursuant to this Agreement that are not paid when due, after the expiration of all notice and cure periods set forth herein, shall bear interest at the rate equal to the lesser of (i) 2.0% per month, prorated for partial months, and (ii) the highest lawful interest rate.
     2. BUYER’S REPRESENTATIONS AND WARRANTIES.
     Each Buyer represents and warrants, as of the date of this Agreement and as of the Closing Date, with respect to only itself, that:
          a. Investment Purpose. Such Buyer is acquiring the Notes (together with the related Guarantees) and the Shares purchased by such Buyer hereunder (the Notes, the Guarantees and the Shares being collectively referred to herein as the “Securities”), for such Buyer’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.
          b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
          c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
          d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Sections 3 and 11(l) below or contained in any of the other Transaction Documents. Such Buyer understands that its investment in the Securities involves a high degree of risk and that it has reviewed the Company’s SEC Documents and the disclosures contained therein, including, without limitation, that set forth under the heading “Risk Factors.” Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          e. No Governmental Review. Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          f. Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any other Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other Securities Laws; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any other Securities Laws. Notwithstanding the foregoing provisions of this paragraph, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.
          g. Legends. Such Buyer understands that, except as set forth below, the Share Certificates and the certificates or other instruments representing the Notes shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such Share Certificates):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities, if (i) such Securities are registered for resale under the 1933 Act, (ii) such holder provides the Company with reasonable assurances that the Securities can be sold without restriction pursuant to Rule 144 promulgated under the 1933 Act

(or a successor rule thereto), or (iii) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.
          h. Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms. The Security Agreement and each of the other agreements entered into by such Buyer in connection with the transactions contemplated hereby as of the Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the Closing and will be valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms.
          i. Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.
          j. No Other Agreements. As of the Closing Date, such Buyer has not, directly or indirectly, made any agreements with the Company relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants, as of the date of this Agreement as of the Closing Date, to each Buyer, that except as set forth in the Schedules to this Agreement delivered by the Company to Buyer:
          a. Organization and Qualification; Subsidiaries. The Company was formed on April 22, 2002. Set forth in Schedule 3(a) is a true and correct list of the Company’s Subsidiaries and Foreign Subsidiaries and the jurisdiction in which each is organized or incorporated, together with their respective jurisdictions of organization. Other than with respect to the entities listed on Schedule 3(a), the Company does not directly own any security or beneficial ownership interest in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and its Subsidiaries and, to the Company’s Knowledge, Foreign Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized (other than the Subsidiary) and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries. Each of the Company and its Subsidiaries, and, to the Company’s Knowledge, its Foreign Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted or proposed to be conducted by the Company and its Subsidiaries, and, to the Company’s Knowledge, its Foreign Subsidiaries will make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not have and could not be, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, and, to the Company’s Knowledge and to the extent applicable, its Foreign Subsidiaries free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary or, to the Company’s Knowledge, Foreign Subsidiary owns capital stock or holds an equity or similar interest in any other Person.
          b. Authorization; Enforcement; Validity. Each of the Company and its Subsidiaries has the requisite corporate or other organizational power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which such Person is a party and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of the Notes, the Guarantees and the Shares to be issued at the Closing, have been duly authorized by the respective boards of directors (or a committee thereof), members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable, of the Company and each of its Subsidiaries and no further consent or authorization is required by the Company, any of its Subsidiaries or any of their respective boards of directors, members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto, and constitute the valid and binding obligations of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. As of the Closing, the Transaction Documents dated after the date of this Agreement shall have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto and shall constitute the valid and binding obligations of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.
          c. Capitalization. The authorized Capital Stock of the Company consists of 750,000,000 shares of Common Stock, of which:
          (i) 625,632,455 shares are issued and outstanding; provided, however, that as of the Closing Date;
          (ii) 100,000,000 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and employee stock purchase plans described in the SEC Documents (the “Equity Plans”), including 71,510,000 shares issuable pursuant to outstanding awards under the Equity Plans;

          (iii) 3,290,666 shares are reserved for issuance pursuant to the Company’s outstanding warrants described on Schedule 3(c)(iii) (the “Warrants”); and
          (iv) 4,285,714 shares of Common Stock are reserved for issuance to Millennix, Inc. on January 1, 2009 (subject to Gene Resnick remaining an employee through such issuance date) pursuant to that certain Asset Purchase Agreement dated November 9, 2005 (as amended on September 6, 2006), related to the purchase of the assets of Millennix, Inc.
No shares of Common Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance with respect to the Warrants and under the Equity Plans; and except as described in the foregoing provisions of this Section 3(c), there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company authorized, issued or outstanding, and the Company is not under any current or future obligation to issue any such shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company. All of the outstanding and issuable shares of Capital Stock have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.
Except as set forth on Schedule 3(c):
          (1) except as set forth in the Securities Purchase Agreement, dated as of October 31, 2007, as amended, among the Company and the investors listed on the Schedule of Buyers attached thereto, no shares of the Capital Stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of its Subsidiaries;
          (2) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries or Foreign Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries or Foreign Subsidiaries;
          (3) to the Knowledge of the Company, there are no voting trusts, proxies or other agreements, commitments or understandings of any character with respect to the voting of any shares of Capital Stock of the Company or any of its Subsidiaries or Foreign Subsidiaries, and there are no agreements or arrangements under which the Company or any of its Subsidiaries or Foreign Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the registration rights set forth in the Company’s SEC Documents, including registration rights agreements entered dated July 31, 2006 and November 9, 2005 and the registration rights given to the investors in the Company’s October 17, 2006 financing or such other rights as shall have been waived or terminated prior to the Closing);
          (4) other than the Notes and the Prior Notes, there are no outstanding securities or instruments of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries or Foreign Subsidiaries, and there are no other stockholder agreements or similar agreements to which the Company, any of its Subsidiaries or, to the Company’s Knowledge, any Foreign Subsidiary or any holder of the Company’s Capital Stock is a party;
          (5) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities;
          (6) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and
          (7) to the Company’s Knowledge, no officer or director of the Company or beneficial owner of any of the Company’s outstanding Common Stock has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock.
          The Company has furnished to each Buyer true and correct copies of:
          (X) The Company’s Certificate of Incorporation, as amended and in effect (the “Certificate of Incorporation”); and
          (Y) The Company’s Bylaws, as amended and in effect (the “Bylaws”).
     All of the equity interests of each of the Subsidiaries are certificated or otherwise represented in tangible form.
          d. Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be free from all taxes and Liens with respect to the issuance thereof and entitled to the rights set forth therein. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free from taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act and any other applicable Securities Laws.
          e. No Conflicts. Except as set forth on Schedule 3(e), the execution and delivery of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries, the performance by the Company and each of its, Subsidiaries of its obligations hereunder and thereunder and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby (including the reservation for issuance and the issuance of the Shares) will not:
          (i) result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of any such Person;
          (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture, instrument or other document to which any such Person is a party or by which such Person is bound; or
          (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including Securities Laws and the rules and regulations, if any, of the Principal Market) applicable to any such Person or by which any property or asset of any such Person is bound or affected.
Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of its Foreign Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of its Foreign Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, document, judgment, decree or order or any Law applicable to the Company or its Subsidiaries or Foreign Subsidiaries, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness or other obligation. The business of the Company and its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries has not been and is not being conducted in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for the filing of instruments to perfect security interests and as set forth in Schedule 3(e), neither the Company nor any of its Subsidiaries is, has been, or will be required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement and prior to the date of the effectiveness of such requirement.
          f. SEC Documents; Financial Statements.
          (i) Except as set forth on Schedule 3(f), since December 31, 2007, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and the Company’s consolidated balance sheet as of March 31, 2008, as included in the Company’s quarterly report on Form 10-Q for the period then ended, as filed with the SEC on May 15, 2008, being referred to herein as the “Most Recent Balance Sheet”). Each of the SEC Documents was filed with the SEC via the SEC’s EDGAR system within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC (with giving effect to any extensions of time permitted by Rule 12b-25 under the 1934 Act). As of their respective dates, the SEC Documents complied in all material respects with the Securities Laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date this representation is made. Except as set forth on Schedule 3(f)(i), the Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.
          (ii) As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries and Foreign Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the Securities Laws with respect thereto. Such consolidated financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the financial position of the Company and its Subsidiaries and Foreign Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate).
          (iii) Since December 31, 2007, none of the Company, its Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any stockholder of the Company has made any filing with the SEC or issued any press release on behalf of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to any Buyer, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.
          (iv) Except as set forth in Schedule 3(f)(iv), the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary or, to the Company’s Knowledge, any Foreign Subsidiary is a party or by which the Company or any Subsidiary or Foreign Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act.
          (v) The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-KSB (the “Audit Opinion”) is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable Securities Laws. Each accounting firm that since such filing has conducted or will conduct a review or audit of any of the Company’s consolidated financial statements is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable Securities Laws.
          (vi) There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents at least five (5) Business Days prior to the date of this Agreement.
          (vii) Since December 31, 2007, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of its Subsidiaries or, to the Company’s Knowledge, Foreign Subsidiaries.
          (viii) The Company is not a “shell company” (as defined in Rule 12b-2 under the 1934 Act).
          g. Sarbanes-Oxley Compliance Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.
          (i) Except for as set forth in the SEC Documents, the Company and its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

          (ii) Since December 31, 2007, neither the Company nor any of its Subsidiaries or, to the Company’s Knowledge, its Foreign Subsidiaries nor any director or officer of the Company or any of its Subsidiaries or, to the Company’s Knowledge, its Foreign Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or Foreign Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries or Foreign Subsidiaries has engaged in questionable accounting or auditing practices.
          (iii) No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley.
          (iv) Except as set forth on Schedule 3(g) and in the SEC Documents, the Company has, and has caused each of its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries, if applicable, to, at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP, or with respect to the Foreign Subsidiaries, the applicable accounting standards, consistently applied. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries, if applicable, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
          (v) The Company has timely filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date of this representation, all certifications and statements required by (A) Rule l3a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes-Oxley with respect to any Company SEC Documents.
          (vi) Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act. Except as set forth in the SEC Documents, such disclosure controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.
          (vii) Except as set forth on Schedule 3(g) and in the SEC Documents, the Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act. As set forth in the SEC Documents, prior to January 1, 2008, such internal control over financial reporting contained material weaknesses.
          h. Absence of Certain Changes. Since December 31, 2007, neither the Company nor any of its Subsidiaries or, to the Company’s Knowledge, Foreign Subsidiaries has taken any steps, and neither the Company nor any of its Subsidiaries or, to the Company’s Knowledge, Foreign Subsidiaries currently expects to take any steps to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries or Foreign Subsidiaries, to the Company’s Knowledge, have any Knowledge or reason to believe that the creditors of such Person intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor any of its Subsidiaries or, to the Company’s Knowledge, any Foreign Subsidiary is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby or by any of the other Transaction Documents will be, Insolvent. Except as set forth in the SEC Documents, since December 31, 2007, neither the Company nor any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business. Except as set forth in the SEC Documents, since December 31, 2007, neither the Company nor any of its Subsidiaries has had any capital expenditures outside the ordinary course of its business.
          i. Absence of Litigation. Except as set forth on Schedule 3(i), (i) there has at no time been any action, suit, proceeding, inquiry or investigation (“Litigation”) before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries or Foreign Subsidiaries or any of their assets, and (ii) to the Company’s Knowledge, no director or officer of the Company or any of its Subsidiaries or Foreign Subsidiaries has been involved in securities-related Litigation during the past five (5) years. No Litigation disclosed on Schedule 3(i) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          j. Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Since December 31, 2007, there has been no Material Adverse Effect and no circumstances exist that, individually or in the aggregate, could reasonably be expected to be, cause or have a Material Adverse Effect. Except (A) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet, (B) as incurred since the date thereof in the ordinary course of business consistent with past practice, (C) as incurred at the Closing Date under the Notes and the other Transaction Documents, or (D) as set forth on Schedule 3(j), neither the Company, nor any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. No representation or warranty or other statement made by the

Company in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.
          k. Acknowledgment Regarding Buyers’ Purchase of Notes and Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of its Subsidiaries to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.
          l. No General Solicitation. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities.
          m. No Registration. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act.
          n. Employee Relations. Except as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of its Foreign Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. To the Knowledge of the Company, none of the employees of either the Company or any of its Subsidiaries or Foreign Subsidiaries is or has been a member of a union that relates, or following the Closing will relate, to such employee’s relationship with the Company and neither the Company nor any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries is or following the Closing will be, a party to a collective bargaining agreement. No executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other individual whose termination would be required to be disclosed on a Current Report on Form 8-K, has notified the Company that such individual intends to leave the Company or otherwise terminate such individual’s employment with the Company. Such individuals constitute all of the employees necessary to conduct the Company’s business as presently conducted and as proposed to be conducted (as described to Buyers prior to the date hereof). Except as set forth on Schedule 3(n), to the Knowledge of the Company no such individual is, has been, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the employment of each such individual does not, has not and will not subject the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries to any liability with respect to any of the foregoing matters that would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3(n), to the Company’s Knowledge the Company and each of its Subsidiaries and, to the Company’s Knowledge, each of its Foreign Subsidiaries, as applicable, is in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth in Schedule 3(n), the Company and each of its Subsidiaries and, to the Company’s Knowledge, each of its Foreign Subsidiaries, as applicable, is in compliance in all material respects with all Laws relating to employee benefits and employee benefit plans (as such terms are defined in ERISA).
          o. Intellectual Property Rights. Except as set forth on Schedule 3(o), the Company and its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries, if applicable, own or possess adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as conducted as of the date this representation is made. Except as set forth in Schedule 3(o), to the Company’s Knowledge (i) none of the rights of the Company or any of its Subsidiaries or Foreign Subsidiaries in its Intellectual Property have expired or terminated, or are expected to expire or terminate within five (5) years from the date of this Agreement, except to the extent such termination could not and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) there has been no infringement by the Company or any of its Subsidiaries or Foreign Subsidiaries or any of the Company’s or any of its Subsidiaries’ or Foreign Subsidiaries’ licensors or licensees of any Intellectual Property rights of others, (iii) there has been no infringement by any third parties of any Intellectual Property owned or licensed by the Company or any of its Subsidiaries or Foreign Subsidiaries, or of any development of similar or identical trade secrets or technical information by others, (iv) there is no claim, action or proceeding against or being threatened against, the Company, any of its Subsidiaries or Foreign Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights and there is no claim, action or proceeding against or being threatened against the Company, any of its Subsidiaries or Foreign Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, (v) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vi) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company or any of its Subsidiaries or Foreign Subsidiaries, and (vii) none of the technology employed by the Company or any of its Subsidiaries or Foreign Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries or Foreign Subsidiaries in violation of any material contractual obligation binding on the Company or any of its Subsidiaries or Foreign Subsidiaries or is being used by any of the officers, directors or employees of the Company or of its Subsidiaries or Foreign

Subsidiaries on behalf of the Company or any of its Subsidiaries or Foreign Subsidiaries in violation of the rights of any Person or Persons. The Company and its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries, as applicable, have taken commercially reasonable security measures to protect the secrecy, confidentiality and the value of all of their material Intellectual Property.
          p. Environmental Laws. Except as set forth on Schedule 3(p), each of the Company and its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries (i) is, and has at all times been, in compliance in all material respects with any and all, and has not violated any, Environmental Laws (as defined below), (ii) has no, and has never had any, liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval.
          q. Insurance. The Company and each of its Subsidiaries, and, to the Company’s Knowledge, each of its Foreign Subsidiaries, if and as applicable, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its Subsidiaries and its Foreign Subsidiaries are engaged. All of the Company’s insurance policies are in full force and effect and are valid, outstanding and enforceable, and all premiums with respect thereto are currently paid and no basis exists for early termination of any of such insurance policies on the part of the insurer thereunder. None of Company or its Subsidiaries or, to the Company’s Knowledge, its Foreign Subsidiaries, if applicable, has failed to give any notice or present any claim under any such insurance policies in due and timely fashion, and there are no outstanding unpaid claims under any such insurance policies. Neither the Company nor any such Subsidiary, or, to the Company’s Knowledge, any Foreign Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary, or, to the Company’s Knowledge, any such Foreign Subsidiary, has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a material increase in the Company’s current cost of such insurance.
          r. Regulatory Permits. The Company and its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries, if applicable, possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made (“Permits”), and neither the Company nor any such Subsidiary or, to the Company’s Knowledge, any such Foreign Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. The Company and its Subsidiaries and Foreign Subsidiaries have no Knowledge that they will not be able to obtain necessary Permits as and when necessary to enable the Company and its Subsidiaries and Foreign Subsidiaries to conduct their respective businesses.
          s. Principal Market. The Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market”; provided however, that, if after the date of this Agreement the Common Stock is listed on a national securities exchange or automated quotation system, the “Principal Market” shall mean such national securities exchange) and has no Knowledge of any facts or circumstances which would reasonably lead to suspension or termination of the trading of the Common Stock on the Principal Market in the foreseeable future. Since December 31, 2007, (i) the Company’s Common Stock has been quoted on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or on the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of the trading of the Common Stock on the Principal Market.
          t. Tax Status. The Company and each of its Subsidiaries and, to the Company’s Knowledge, each of its Foreign Subsidiaries, as applicable, (i) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes claimed in writing to be due from the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries by the taxing authority of any jurisdiction which, individually or in the aggregate, is expected to have a Material Adverse Effect, and there is no basis for any such claim. Neither the Company nor any of its Subsidiaries is a “United States real property holding corporation” (“USRPHC”) as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
          u. Transactions With Affiliates. Except as set forth on Schedule 3(u) or in the SEC Documents, no Related Party of the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries, nor any Affiliate thereof, is presently, has been within the past three years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. No Related Party of the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of its Foreign Subsidiaries competes or has a business relationship.
          v. Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the State of Delaware to the transactions contemplated by this Agreement, the Company’s issuance of the Securities in accordance with the terms hereof and any Buyer’s ownership and voting (in the case of the Shares) of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
          w. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of its Foreign Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, nor, to the Company’s Knowledge, any of its Foreign Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          x. Outstanding Indebtedness; Liens. Except for the Prior Notes and as set forth on Schedule 3(x), payments of principal and other payments due under the Notes will, upon issuance at the Closing, rank senior to all other Indebtedness of the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries (in right of payment, whether with respect of payment of redemptions, interest or damages or upon liquidation or dissolution or otherwise) and, by virtue of their secured position, to all trade account payables of the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries. The Notes will, upon issuance at the Closing, rank pari passu with the Prior Notes in right of payment, whether with respect of payment of redemptions, interest or damages or upon liquidation or dissolution or otherwise. Except for the Prior Notes and as set forth on Schedule 3(x), (i) neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of its Foreign Subsidiaries has, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have, any outstanding Indebtedness other than Permitted Indebtedness (as defined below), (ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company and its Subsidiaries other than the Permitted Liens and that created by the Security Agreement, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts filed against the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries or any of their respective assets, other than under the Security Agreement.
          y. Real Property. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of its Foreign Subsidiaries owns any real property. Schedule 3(y) contains a complete and correct list of all the real property, facilities and fixtures that (i) are leased or, in the case of fixtures, otherwise owned or possessed by the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries, (ii) in connection with which the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the “Real Property”), which list identifies all of the Real Property and specifies which of the Company and its Subsidiaries, and, to the Company’s Knowledge, its Foreign Subsidiaries leases, owns or possesses each item of the Real Property. Schedule 3(y) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except master leases affiliated with any sub leases, easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property otherwise described on Schedule 3(y) (the “Real Property Leases”). Except as set forth in Schedule 3(y), all of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth in Schedule 3(y), neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of its Foreign Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both would constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company’s or any of its Subsidiaries’, or, to the Company’s Knowledge, any of its Foreign Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby.
          z. Tangible Assets. The Company and its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries have good and marketable title to all of the tangible assets that are material to their businesses (the “Assets”), in each case free and clear of any Lien, other than Permitted Liens. The Assets include all tangible assets necessary for the conduct of the Company’s and its Subsidiaries’ and, to the Company’s Knowledge, its Foreign Subsidiaries’ businesses as presently proposed to be conducted. The Assets that are facilities, fixtures, equipment, and other personal property have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used and proposed to be used. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any such Assets, or any interests therein.
          aa. No Materially Adverse Contracts, Etc. The Company is not subject to any charter, contract, agreement, instrument, corporate or other legal restriction, or any judgment, decree, order, rule, regulation or other Law that has, has had, or could reasonably be expected in the future to have, a Material Adverse Effect.
          bb. Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

          cc. Stock Options. Except as set forth on Schedule 3(cc), every Option issued by the Company pursuant to the Equity Plans (i) has (or, if no longer outstanding, had), with respect to each share of Common Stock into which it is convertible or for which it is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per share of Common Stock on the date of grant of such Option, (ii) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of the Principal Market, and (iii) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the Securities Laws, including Rule 402 of Regulation S-K promulgated by the SEC, and the Company has paid, or properly reserved for, all taxes payable with respect to each such Option (including with respect to the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock option (including the issuance and exercise thereof).
          dd. Clinical Services. The contract research services provided by each of the Company and its Subsidiaries and, to the Company’s Knowledge, its Foreign Subsidiaries is provided in compliance in all material respects with all applicable Laws, including, without limitation, all applicable FDA rules, regulations and requirements and all rules, regulations and requirements of comparable foreign Governmental Entities.
     4. AFFIRMATIVE COVENANTS.
          a. Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.
          b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing to occur on the Closing Date pursuant to this Agreement under applicable Securities Laws of the states of the United States, and shall provide to each Buyer evidence of any such action so taken on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable Securities Laws of the states of the United States.
          c. Reporting Status. During the period commencing on the date of this Agreement and ending on the first date after the Closing Date that is the latest of (i) the date that is one year after the date as of which the Investors (as that term is defined in Section 4(j)) may sell all of the Shares without restriction pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto), (ii) the date on which no Notes remain outstanding, (iii) the date that is the last day on which any Shares may be issued hereunder, and (iv) the date on which the Security Agreement has been terminated (the period ending on such latest date, the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the Securities Laws otherwise would permit such termination.

          d. Use of Proceeds. The Company will use the proceeds from the sale of the Notes and the Shares first, to pay expenses and commissions related to the sale of the Securities, and second, for general working capital needs.
          e. Financial Information. The Company agrees to send the following to each Investor (as defined in Section 4(j)) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of each of its quarterly reports on Form 10-QSB or 10-Q and annual reports on Form 10-KSB or 10-K, as the case may be (each, a “Periodic Report”), Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg or other nationally recognized media outlet, facsimile copies of all press releases issued by the Company or any of its Subsidiaries or Foreign Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
          f. Internal Accounting Controls. During the Reporting Period, the Company shall, and, shall cause each of its Subsidiaries and Foreign Subsidiaries to:
          (i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP, or with respect to the Foreign Subsidiaries, the applicable accounting standards, consistently applied;
          (ii) continue to undertake the remediation activities disclosed in the SEC Documents so that the Company is ultimately able to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences;
          (iii) timely file and make publicly available on the SEC’s EDGAR system, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Periodic Reports;
          (iv) continue to undertake the remediation activities disclosed in the SEC Documents so that the Company is ultimately able to maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, and to cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and
          (v) continue to undertake the remediation activities disclosed in the SEC Documents so that the Company is ultimately able to maintain internal control over financial reporting required by Rule 13a-14 or Rule l5d-14 under the 1934 Act, and to cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.
          g. Listing. During the Reporting Period, the Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Shares upon each national securities exchange or automated quotation system, upon which shares of Common Stock are then listed (subject to official notice of issuance) or quoted and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock’s listing on the Principal Market and shall not take any action that would reasonably be expected to result in the suspension or termination of trading of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).
          h. Expenses. The Company shall reimburse each Buyer an amount equal to the amount of all of such Buyer’s reasonable legal, due diligence and other expenses incurred in connection with the Transaction Documents. In addition, in the event any Buyer’s Note is outstanding on the first anniversary of the Closing Date, the Company shall pay such Buyer a transaction fee in an amount equal to 2.0% of the Purchase Price of such outstanding Note.
          i. Disclosure of Transactions and Other Material Information.
          (i) By the fourth (4th) Business Day following the Closing Date, the Company shall file a Form 8-K (the “Announcing Form 8-K”) with the SEC. The Announcing Form 8-K shall comply fully with the applicable 8-K rules and shall describe the terms of the transactions contemplated by the Transaction Documents, including the purchase of the Notes and Shares. The Company shall file all exhibits relating to this Agreement required to be filed by the SEC and Securities Laws or other Laws as exhibits to the Company’s Quarterly Report on Form 10-Q to be filed with the SEC on or around August 14, 2008.
          (ii) Subject to the agreements and covenants set forth in this Section 4(i), the Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith or prior thereto and (B) as is required by applicable Law.

          (iii) Notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of its Subsidiaries and Foreign Subsidiaries and its and each of their respective Affiliates, officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries or Foreign Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC, without the express prior written consent of such Buyer, other than notices required under the Transaction Documents which may constitute material non-public information. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer or Investor (as defined in Section 4(j)) contains material, nonpublic information relating to the Company or any of its Subsidiaries or Foreign Subsidiaries, the Company so shall indicate to the such Buyer or Investor contemporaneously with delivery of such notice or communication, and such indication shall provide such Buyer or Investor the means to refuse to receive such notice or communication other than notices required under the Transaction Documents which may constitute material non-public information; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries or Foreign Subsidiaries.
          j. Pledge of Securities. The Company acknowledges and agrees that the Securities of a Buyer may be pledged by such Buyer or its transferees (each, including each Buyer, an “Investor”) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.
          k. Notices. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall and shall cause each of its Subsidiaries and Foreign Subsidiaries to notify the Collateral Agent in writing (A) at least 30 days in advance of any change in such Person’s legal name and (B) within 10 days of the change of the use of any trade name, assumed name, fictitious name or division name not previously disclosed to the Collateral Agent in writing. All of the foregoing notices also shall be provided by the Company or the applicable Subsidiary or Foreign Subsidiary to each Buyer in writing.
          l. Compliance with Laws and Maintenance of Permits. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries and Foreign Subsidiaries, as applicable, to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have a Material Adverse Effect, and the Company and each of its Subsidiaries and Foreign Subsidiaries, as applicable, shall remain in compliance with all Laws (including Environmental Laws and Laws relating to healthcare, HIPAA, taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety and all applicable U.S. Food and

Drug Administration (“FDA”) rules, regulations and requirements and the rules, regulations and requirements of comparable foreign Governmental Entities) the failure with which to comply would have a Material Adverse Effect on such Person.
          m. Inspection and Audits. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding and the Security Agreement has been terminated:
          (i) The Company shall, and shall cause each of its Subsidiaries and Foreign Subsidiaries to, permit each Buyer (and each Buyer’s designees), to call at the Company’s and each of its Subsidiaries’ and Foreign Subsidiaries places of business upon reasonable advance notice, and, without hindrance or delay, to inspect, examine and audit the Collateral and to inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral or any transactions between the parties hereto, and each Buyer (and each Buyer’s designees) shall have the right to make such verification concerning the Collateral as such Buyer may consider reasonable under the circumstances; and
          (ii) Notwithstanding anything to the contrary herein, upon written request to the Company by any Buyer, the Company shall promptly provide such Buyer with any financial, operating or other type of information reasonably requested by such Buyer, subject to a mutually agreeable confidentiality agreement, which request shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries and Foreign Subsidiaries provided to such Buyer directly in response to such written request, of the restriction herein on the Company’s disclosure to such Buyer of material nonpublic information.
          n. Collateral. From the date of this Agreement until the first date following the Closing Date on which the Notes are no longer outstanding and the Security Agreement is terminated, the Company shall, and shall cause each of its Subsidiaries and Foreign Subsidiaries to, maintain and preserve the Collateral and the value thereof.
          o. Insurance. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall, and shall cause each of its Subsidiaries and, if applicable, its Foreign Subsidiaries, to:
          (i) Keep the Collateral properly housed (to the extent possible) and, with respect to tangible property, insured for the full insurable value thereof against loss or damage with companies that regularly insure Persons engaged in businesses similar to that of the Company or the applicable Subsidiary or Foreign Subsidiary, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent. The Company shall obtain an endorsement, or an independent instrument furnished to the Collateral Agent, which provides that the insurance company shall give the Collateral Agent at least 30 days’ written notice before any such policy of insurance is canceled or the coverage under such policy is reduced and that no act, whether willful or negligent, or default of such Company or the applicable Subsidiary or

Foreign Subsidiary or any other Person shall affect the right of the Collateral Agent to recover under such policy of insurance in case of loss or damage. In addition, the Company or applicable Subsidiary or Foreign Subsidiary shall, upon request of the Collateral Agent, cause to be executed and delivered to the Collateral Agent an assignment of proceeds of its business interruption insurance policies (if any).
          (ii) Maintain, at its expense, such insurance policies (including, but not limited to, general liability, directors’ and officers,’ public liability and third party property damage insurance) with companies that regularly insure Persons engaged in businesses similar to that of the Company or the applicable Subsidiary or Foreign Subsidiary, such coverage and the premiums payable in respect thereof to be reasonably acceptable in scope and amount to the Collateral Agent, such acceptance not to be unreasonably withheld. Any of such policies as may be requested by the Collateral Agent, with the exception of directors’ and officers’ liability policies, shall contain an endorsement showing the Collateral Agent as an additional insured thereunder and providing that the insurance company shall give Collateral Agent at least 30 days’ written notice before any such policy shall be canceled or the coverage under such policy is reduced.
     If the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of its Foreign Subsidiaries, if applicable, at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto and fails to cure such failures within ten (10) days of written notice from Buyer, each Buyer, without waiving or releasing any obligation or default by the Company hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as such Buyer deems advisable. Such insurance, if obtained by such Buyer, may, but need not, protect the Company’s and its Subsidiaries’ and Foreign Subsidiaries’ interests or pay any claim made by or against the Company and its Subsidiaries and its Foreign Subsidiaries with respect to the Collateral. Such insurance may be more expensive than the cost of insurance the Company and its Subsidiaries and its Foreign Subsidiaries may be able to obtain on their own and may be cancelled only upon the Company and its Subsidiaries’ and its Foreign Subsidiaries’, if applicable, providing evidence that they have obtained the insurance as required above. All sums disbursed by a Buyer in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Indebtedness under the Notes, shall be payable on demand by the Company to such Buyer and, until paid, shall bear interest at the highest rate then applicable to principal under the Notes.
          p. Taxes. During the Reporting Period, the Company shall and shall cause each of its Subsidiaries and Foreign Subsidiaries to file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including taxes imposed by federal, state or municipal agencies, and shall cause any Liens for taxes to be promptly released; provided, however, that the Company and its Subsidiaries and Foreign Subsidiaries shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person’s financial statements; and (ii) the contesting of any such payment does not give rise to a Lien for taxes. If the Company or the applicable Subsidiary or Foreign Subsidiary fails to pay any such taxes

(other than taxes not yet due, subject to an extension or subject to a contest) and in the absence of any such contest by such Person and fails to cure such failure within ten (10) days of written notice from Buyer, each Buyer may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any Lien therefor, and any sums so advanced by such Buyer shall constitute Indebtedness under the Notes, shall be payable by the Company to each Buyer on demand, and, until paid, shall bear interest at the highest rate then applicable to principal under the Notes.
          q. Intellectual Property. From the date of this Agreement until the first date following the Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall and shall cause each of its Subsidiaries or Foreign Subsidiaries to maintain adequate Intellectual Property to continue its business as presently proposed to be conducted by it or as hereafter conducted by it.
          r. Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and such Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, during the Reporting Period, the Company agrees to, and shall cause each of its Subsidiaries and Foreign Subsidiaries to, provide such information to the extent it is in possession of such information and can provide the same without violating an obligation of confidentiality to a third party with respect thereto.
          s. Security Covenants. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall, and shall cause each of its Subsidiaries and Foreign Subsidiaries to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as a Buyer or the Collateral Agent may from time to time reasonably request in order to carry out the intent and purposes of this Agreement, the Security Documents and the other Transaction Documents and the transactions contemplated hereby and thereby, to the extent feasible by local law, including all such actions to establish, create, preserve, protect and perfect a first priority Lien in favor of the Collateral Agent for the benefit of such Buyer in the Collateral (as each term is defined in the Security Agreement).
          t. Letter Agreement. The parties acknowledge that the terms of the Letter Agreement, dated as of October 31, 2007, relating to the Securities Purchase Agreement, dated as of October 31, 2007, as amended, shall be applicable to this Agreement as well as if this Agreement was referred to therein. In addition, the Company acknowledges and agrees to use its best efforts to finalize the pledging of shares of the capital stock or ownership interests of Averion Europe GmbH and Averion International (Switzerland) Ltd. within sixty (60) days following the Closing Date.
          u. Board Observer Rights. From the first date following the Closing Date on which no Prior Notes are outstanding, until the first date following the Closing Date on which no Notes are outstanding, Cumulus Investors, LLC shall have the right to appoint one (1) person to attend and observe meetings and correspondence of the Company’s Board of Directors (including any and all executive sessions); provided, however, that such person shall not have the right to vote on any matters at hand; provided, further, however, that such rights shall not be transferable to any third party or assignee. In connection with such observer role, such appointee shall be provided with copies of all information and documentation provided to members of the Company’s Board of Directors at, or in connection with such meetings, provided that the Company shall have the right to exclude such observer from any meeting if the Company reasonably believes such exclusion is required by the Board of Directors’ fiduciary duties or not to disclose any information it deems to be confidential or that may jeopardize the attorney/client privilege.
          v. Subsidiary Good Standing. The Company acknowledges and agrees that the Subsidiary shall be validly existing in good standing under the laws of the state of Maryland within forty five (45) days following the Closing Date.
          w. Quarterly Compliance Certificate. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding, the Company shall provide the Buyers, no later than 30 days following the end of each fiscal quarter, a certificate executed by the chief executive officer and chief financial officer of the Company certifying that the Company and its Subsidiaries and Foreign Subsidiaries were, as of the end of such preceding quarter, and at all times during such preceding quarter, in full compliance with the terms of this Agreement.
     5. NEGATIVE COVENANTS.
          a. Prohibition Against Variable Priced Securities. From the date of this Agreement until the first date following the Closing Date on which no Buyer holds any Securities, the Company shall not in any manner issue or sell any Options or Convertible Securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of shares of Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then-current market price of the Common Stock.
          b. Status. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding, the Company shall not become a USRPHC; and upon any Buyer’s request, the Company shall inform such Buyer whether any of the Securities then held by Buyer constitute a U.S. real property interest pursuant to Treasury Regulation Section 1.897-2(h) without regard to Treasury Regulation Section 1.897-2(h)(3).
          c. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive it from paying all or any portion of any principal of, or interest or premium on any of the Notes or from issuing the Shares as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants under, or the performance of, any of the Transaction Documents; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to any Buyer herein or in any of the other Transaction Documents, but will suffer and permit the execution of every such power as though no such law has been enacted.
          d. Restriction on Purchases or Payments. From the date of this Agreement until the first date following the Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall not, and shall not permit any of its Subsidiaries or Foreign Subsidiaries to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of the Company’s or any Subsidiary’s or Foreign Subsidiary’s Capital Stock, or issue or authorize the issuance of any other securities in respect or, in lieu of, or in substitution for any Capital Stock of the Company or any of its Subsidiaries or Foreign Subsidiaries, or establish or set any record date with respect to any of the foregoing; provided, however, that any Subsidiary or Foreign Subsidiary may declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its Capital Stock that is held solely by the Company or a Subsidiary or Foreign Subsidiary, provided that all of the equity of such Subsidiary or Foreign Subsidiary is directly or indirectly owned by the Company and such Subsidiary or Foreign Subsidiary is controlled by the Company, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s or any of its Subsidiaries’ Capital Stock, except repurchases of unvested shares at cost in connection with the termination of employment of an employee pursuant to options or agreements in effect on the date of this Agreement, or cashless (i.e., net issue) exercise of options by employees under existing options.
          e. Payment and Lien Restrictions. From the date of this Agreement until the first date following the Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, (i) the Company shall not, nor will it permit any of its Subsidiaries or Foreign Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens; and (ii) except as provided herein, the Company shall not and shall not cause or permit its Subsidiaries or Foreign Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary or Foreign Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary’s or Foreign Subsidiary’s Capital Stock owned by the Company or any other Subsidiary or Foreign Subsidiary; (2) pay any Indebtedness owed to the Company or any other Subsidiary or Foreign Subsidiary; (3) make loans or advances to the Company or any other Subsidiary or Foreign Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary or Foreign Subsidiary.
          f. Prepayments. Except for intercompany indebtedness among the Company and its Subsidiaries or Foreign Subsidiaries, from the date of this Agreement until the first date following the Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall not, nor will it permit any of its Subsidiaries or Foreign Subsidiaries to, prepay any Indebtedness that is in parity with or subordinate to the Notes by structure or contract; provided, however, that any Subsidiary or Foreign Subsidiary may prepay any Indebtedness to the Company or a wholly-owned domestic Subsidiary of the Company and may make (i) scheduled payments of interest and principal on the Hesperion Notes; (ii) amortization payments on the Millennix Notes; (iii) scheduled payments of interest and principal on the Lavin Notes; and (iv) scheduled payments of interest and principal on the Prior Notes, in each case if no Event of Default has occurred or is continuing during the forty-five (45) days prior to the applicable scheduled payment date.
          g. Indebtedness. From the date of this Agreement until the first date following the Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall not, and shall cause each of its Subsidiaries and Foreign Subsidiaries not to, create, incur, assume, extend the term of, become obligated on or suffer to exist (directly or indirectly), any Indebtedness other than under the Notes issued pursuant to this Agreement, except that the Company and its Subsidiaries and Foreign Subsidiaries may incur or enter into the following (collectively, “Permitted Indebtedness”):
          (i) the Prior Notes and Indebtedness listed on Schedule 3(x);
          (ii) non-convertible Indebtedness for borrowed money, but only to the extent (A) a subordination agreement in favor of and in form and substance satisfactory to, each Buyer in its reasonable discretion is executed and delivered to such Buyer with respect thereto (which subordination agreement shall prohibit unscheduled payments in respect of such subordinated Indebtedness for so long as the Notes are outstanding), (B) the terms of such subordinated Indebtedness does not require or permit payment of principal thereon until full payment of any outstanding Notes, and (C) such subordinated Indebtedness is not secured by any of the assets of the Company or any of its Subsidiaries and Foreign Subsidiaries;
          (iii) unsecured intercompany Indebtedness amongst the Company and one or more of its Subsidiaries or Foreign Subsidiaries;
          (iv) Indebtedness of the Company and its Subsidiaries and Foreign Subsidiaries for taxes, assessments, municipal or governmental charges not yet due;
          (v) obligations of the Company and its Subsidiaries and Foreign Subsidiaries for collection or deposit in the ordinary course of business;
          (vi) unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ and Foreign Subsidiaries’ business, (B) on terms that require full payment within ninety (90) days from the date entered into or incurred, (C) not unpaid in excess of sixty (60) days from the receipt of invoice, or are being contested in good faith and as to which such reserve as is required by GAAP has been made and (D) not exceeding at any one time an aggregate amount among the Company and its Subsidiaries and Foreign Subsidiaries of $5,000,000 at any time; and
          (vii) capital or equipment lease financing arrangements in the ordinary course of business.

          h. Liens. From the date of this Agreement until the first date following the Closing Date on which none of the Notes are outstanding and the Security Agreement has terminated, the Company shall not, and shall cause each of its Subsidiaries or Foreign Subsidiaries not to, grant or suffer to exist (voluntarily or involuntarily) any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.
          i. Sale of Collateral. Until the first date on which the Notes are no longer outstanding and the Security Agreement has terminated, neither the Company nor any of the Subsidiaries or Foreign Subsidiaries shall directly or indirectly sell, transfer, assign or dispose of any Collateral, other than in the ordinary course of business. Without limiting the generality of the foregoing, the Company shall not directly or indirectly sell, transfer, assign or otherwise dispose of any receivables of the Company or any of its Subsidiaries or Foreign Subsidiaries without the prior written consent of the Collateral Agent. The Company shall not, and shall cause each of its Subsidiaries and Foreign Subsidiaries not to, directly or indirectly, merge with or consolidate with any Person or permit any other Person to merge with or into or consolidate with it except that any wholly owned Subsidiary or Foreign Subsidiary may merge with or into any other wholly owned Subsidiary or Foreign Subsidiary of the Company if the Company has provided at least ten (10) Business Days prior notice to the Collateral Agent and no Event of Default shall exist or shall exist upon the consummation of such transaction.
          j. Corporate Existence. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries and direct Foreign Subsidiaries to, maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries and direct Foreign Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction (A) assumes the Company’s obligations hereunder and under the other Transaction Documents and (B) is a publicly traded corporation the common stock of which is listed on a national securities exchange or quoted on the over-the-counter bulletin board, and (ii) immediately before and immediately after giving effect to such transaction, no Event of Default (as defined in the Notes) shall have occurred and be continuing. The Company shall not, and shall cause each of its Subsidiaries, and to the Company’s Knowledge, its Foreign Subsidiaries not to, engage in any business other than the business engaged in on the date hereof.
          k. Affiliate Transactions. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall not, and shall cause each of its Subsidiaries and Foreign Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for customary employment arrangements, benefit programs and intercompany arrangements, on reasonable terms, that are not otherwise prohibited by this Agreement.
          l. Restriction on Loans; Investments; Subsidiary Equity. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall not, and shall not permit any of its Subsidiaries or Foreign Subsidiaries to:

          (i) Make any loans or advances to, or investments in, any other Person (other than to or in the Company or in any Subsidiary or Foreign Subsidiary), including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other Person, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity; provided, however, that the Company may create new subsidiaries; or
          (ii) Issue, transfer or pledge any capital stock or equity interest in any Subsidiary or Foreign Subsidiary to any Person other than the Company.
          m. Investment Company. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding and no Buyer holds any Securities, the Company shall not become an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.
          n. No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of its Subsidiaries and Foreign Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ or Foreign Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Notes and the other Transaction Documents.
          o. Regulation M. Neither the Company, nor any of its Subsidiaries or Foreign Subsidiaries nor any of their respective Affiliates will take any action prohibited by Regulation M under the 1934 Act in connection with the offer, sale and delivery of the Securities contemplated hereby.
          p. No Integrated Offering. Neither the Company, nor any of its Subsidiaries or Foreign Subsidiaries, nor any of their respective Affiliates, nor any Person acting on behalf of any of the foregoing shall, directly or indirectly, make any offers or sales of any security or solicit any offer to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act.
          q. Exceptions. Notwithstanding anything to the contrary set forth in this Agreement or in any of the Transaction Documents, the Company is not precluded from and no consent is required from any party prior to the taking of any of the following actions:
          (i) An equity or debt financing, the proceeds of which are used in whole or in part to repay all outstanding principal and interest underlying the Notes; provided, however, that the Company must comply with the provisions of Section 4(t) of the Securities Purchase Agreement, dated as of October 31, 2007, as amended;
          (ii) A reverse stock split duly approved by the board of directors and stockholders of the Company;

          (iii) Any transfers between Affiliates or intercompany loans;
          (iv) Create any new wholly owned subsidiary, subject to the terms of this Agreement and the Transaction Documents;
          (v) Dissolve any Subsidiary or Foreign Subsidiary whose capital stock has been pledged to the Buyers; provided however, that the Company obtain prior written consent from the Buyers which consent is not unreasonably withheld; provided, further, that the assets of such Subsidiary are transferred to the Company, the Subsidiaries or a Foreign Subsidiary.
          (vi) Dissolve any Foreign Subsidiary; provided, however, that the assets of such Foreign Subsidiary are transferred to the Company, the Subsidiaries or a Foreign Subsidiary.
     6. TRANSFER AGENT INSTRUCTIONS. The Company shall issue instructions to its transfer agent and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Shares in such amounts as specified from time to time by such Buyer to the Company. Prior to registration of the Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the transfer agent instructions referred to in this Section 6 and stop transfer instructions to give effect to Section 2(f) (in the case of the Shares prior to registration thereof under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of the Shares, promptly instruct its transfer agent to issue one or more Share Certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that each Buyer shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
     7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL. The obligation of the Company to issue and sell the Notes and Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date (unless otherwise specifically provided in this Section 7), of each of the following conditions, provided that these conditions are for the

Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
          a. Such Buyer and the Collateral Agent shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
          b. Such Buyer shall have delivered to the Company such Buyer’s Allocation Percentage of the Purchase Price (less the amount withheld by such Buyer pursuant to Section 4(h)) for the Notes and Shares being purchased by such Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
          c. The representations and warranties of such Buyer herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.
     8. CONDITIONS TO BUYERS’ OBLIGATIONS TO PURCHASE.
          a. Closing Date. The obligation of each Buyer hereunder to purchase the Notes and the Shares from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof.
          (i) Each of the Company and its Subsidiaries shall have executed each of the Transaction Documents to which it is a party and delivered the same to such Buyer.
          (ii) The representations and warranties of the Company herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including an update as of a date as close to the Closing Date as practicable of the representations contained in Sections 3(c) and 3(y) above.
          (iii) Such Buyer shall have received the opinion of the general counsel of the Company, dated as of the Closing Date, which opinion will address, among other things, laws of the States of Delaware and New York applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and applicable to the security interest provided pursuant to the Security Agreement, in the form of Exhibit D hereto, and otherwise in form, scope and substance reasonably satisfactory to such Buyer.
          (iv) The Company shall have executed and delivered to such Buyer the Notes and the Share Certificates (in such denominations as such Buyer shall request) for the Notes and the Shares to be issued to such Buyer at the Closing.
          (v) The Boards of Directors (or a committee thereof) of the Company and its Subsidiaries shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the “Resolutions”).
          (vi) The transfer agent instructions shall have been delivered to the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Buyer.
          (vii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Closing Date.
          (viii) The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, and (B) the Bylaws, each as in effect at the Closing.
          (ix) The Company shall have made all filings under all applicable Securities Laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.
          (x) The Company shall have made all filings under all applicable federal, state, provincial, territorial and foreign securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.
          (xi) The Company and its Subsidiaries shall have delivered and pledged to such Buyer any and all Instruments, Negotiable Documents, Chattel Paper (each of the foregoing terms, as defined in the Security Agreement) and certificated securities (accompanied by stock powers executed in blank), duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Company and its Subsidiaries, in such form and substance as such Buyer may reasonably request.
          (xii) The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
     9. INDEMNIFICATION. In consideration of each Buyer’s execution and delivery of this Agreement and the other Transaction Documents to be executed by such Buyer and acquiring the Securities hereunder and thereunder and in addition to all of the Company’s and its Subsidiaries’ and Foreign Subsidiaries’ other obligations under the Transaction Documents, the

Company shall defend, protect, indemnify and hold harmless such Buyer and each other holder of the Securities and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of its Subsidiaries or Foreign Subsidiaries in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries or Foreign Subsidiaries contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates), (d) any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.
     10. CROSS-DEFAULT. Notwithstanding anything in this Agreement, any breach by the Company and/or any of its Subsidiaries or Foreign Subsidiaries of any term or provision of this Agreement shall constitute an “Event of Default” under the Notes which, if not cured in accordance with the terms thereof, shall provide the Buyers with all of the rights and remedies contemplated thereunder and under the Transaction Documents.
     11. GOVERNING LAW; MISCELLANEOUS.
          a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties acknowledge that each Buyer has an office in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          b. Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.
          c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
          d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
          e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and the Buyers that purchased more than sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the Notes on the Closing Date, or if prior to the Closing, by the Buyers listed on the Schedule of Buyers as being obligated to purchase more than sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the Notes. Any such amendment shall bind all holders of the Notes and the Shares. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes or Shares then outstanding.
          f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
     If to the Company:
Averion International Corp.
225 Turnpike Road
Southborough, MA 01772
Attention: Chief Executive Officer
Facsimile: (508) 597-5836
If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
          g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two thirds (2/3) of the aggregate principal of the Notes then outstanding, including by merger or consolidation, such consent not to be unreasonably withheld. Subject to compliance with all applicable Securities Laws, a Buyer may assign some or all of its rights hereunder upon written notice to the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the

Transaction Documents, a Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.
          h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 9 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          i. Survival. Unless this Agreement is terminated under Section 10(k), the representations and warranties of each Buyer and the Company contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5, 6 and 10, and the indemnification and contribution provisions set forth in Section 9, shall survive the Closing in accordance with their terms. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The Company acknowledges and agrees that the provisions of Section 16 of the Notes shall survive the redemption, repayment or surrender of such Note.
          j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          k. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before the third (3rd) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.
          l. Placement Agent. The Company represents and warrants to each Buyer that it has not engaged any placement agent, broker or financial advisor in connection with the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any payment by any placement agent, broker or financial advisor.
          m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
          n. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyer and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, or in equity.
          o. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any of its Subsidiaries does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
          p. Payment Set Aside. To the extent that the Company or any of its Subsidiaries makes a payment or payments to a Buyer pursuant to this Agreement, the Notes, the Shares, the Guaranty or any other Transaction Document or a Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
          q. Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Notes, the Shares, and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
          r. Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (d) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation.
* * * * * * *

     IN WITNESS WHEREOF, Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY :

AVERION INTERNATIONAL CORP.

By:	/s/ Lawrence R. Hoffman

Name:	Lawrence R. Hoffman

Title:	Chief Financial Officer
[Company Signature Page to Securities Purchase Agreement]

BUYER:

COMVEST INVESTMENT PARTNERS II, LLC, a Delaware
limited liability company

By:	ComVest II Partners, LLC, as Managing
Member

By:	/s/ Cecilio M. Rodriguez

Name: Cecilio M. Rodriguez
Title: Chief Financial Officer

CUMULUS INVESTORS, LLC, a Nevada limited
liability company

By:	/s/ Nader C. Kazeminy

Name:	Nader C. Kazeminy
Title:	Manager
[Buyer Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

				Number of	Buyer’s Representative’s
		Principal		Shares	Address and Facsimile
	Buyer Address and	Amount	Allocation	to be Delivered	Number (to receive
Buyer’s Name	Contact Info	of Notes	Percentage	at Closing	copies of notices)
ComVest Investment	One North Clematis St., Suite 300	$1,000,000	50%	4,800,000	Akerman Senterfitt
Partners II LLC	West Palm Beach, FL 33409				One S.E. Third Avenue
	Attn: Michael Falk				Miami, Florida 33131
	Tel: [ ]				Attn: Carl Roston, Esq.
	Fax: [ ]				Tel: 305-374-5600
Fax: 305-374-5095

Cumulus Investors, LLC	8500 Normandale Lake Boulevard	$1,000,000	50%	4,800,000	[ ]
Suite 650
Bloomington, MN 55437
Attn: [ ]
Tel: 952-831-7777
Fax: 952-831-9072

APPENDIX
CERTAIN DEFINED TERMS
     For purposes of this Agreement, the following terms shall have the following meanings:
     “Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person; and “control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.
     “Bloomberg” means Bloomberg Financial Markets (or any successor thereto).
     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.
     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).
     “Collateral” has the meaning assigned to such term in the Security Agreement.
     “Common Stock” means the Company’s common stock, par value $0.001 per share.
     “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
     “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.
     “Environmental Laws” means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials.
Appendix — 1

     “ERISA” means the Employee Retirement Security Act of 1974, as amended.
     “GAAP” means U.S. generally accepted accounting principles.
     “Foreign Subsidiary” means, as to any Person, any other Person organized or formed in any jurisdiction outside of the United States of America of which fifty percent (50%) or more of the outstanding voting securities or other equity interests are owned, directly or indirectly, by such Person.
     “Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.
     “Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).
     “Indebtedness” of any Person means, without duplication:
          (i) All indebtedness for borrowed money;
          (ii) All obligations issued, undertaken or assumed as the deferred purchase price of property or services;
          (iii) All reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;
          (iv) All obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
          (v) All indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property);
          (vi) All Capital Lease Obligations;
Appendix — 2

          (vii) All indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and
          (viii) All Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.
     “Insolvent” means, with respect to any Person as of any date, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, contingent or otherwise, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur, prior to the second anniversary of such date, or believes that it will incur, prior to the second anniversary of such date, debts that would be beyond its ability to pay as such debts mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is then conducted and is then proposed to be conducted.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Knowledge,” “Knowledge of the Company,” “to the Company’s Knowledge” and similar language means the actual knowledge of any “officer” (as such term is defined in Rule l6a-1 under the 1934 Act) of the Company or of any Subsidiary after a reasonable inquiry.
     “Lavin Notes” shall mean those certain promissory notes originally issued by IT&E International Group, Inc., a Delaware corporation and predecessor to the Company, dated July 31, 2006, as follows: (i) promissory notes with a repayment term of two (2) years in the original aggregate principal amount of $700,000 (of which $566,242 in principal amount was issued directly to Dr. Philip T. Lavin); and (ii) promissory notes with a repayment term of five (5) years in the original aggregate principal amount of $5,700,000 (of which $4,610,828 in principal amount was issued directly to Dr. Philip T. Lavin).
     “Laws” means all present or future federal, state, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, judgments, decrees, rulings, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.
     “Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).
Appendix — 3

     “Material Adverse Effect” means any changes, circumstances, effects, occurrences or events that, individually or in the aggregate, have or could reasonably be expected to have, a material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of the Company and its Subsidiaries, taken as a whole, (ii) any of the transactions contemplated by the Transaction Documents, or (iii) the authority or ability of the Company or any of its Subsidiaries to enter into the Transaction Documents and perform its obligations thereunder.
     “Millennix Notes” means those certain subordinated promissory notes originally issued and still outstanding by IT&E International Group, Inc., a Delaware corporation and predecessor to the Company, dated November 9, 2005, in the original aggregate principal amount of $980,820.58 (all of which was issued directly to Dr. Gene Resnick).
     “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
     “Permitted Lien” means:
               (i) Liens created by the Security Documents;
               (ii) Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges;
               (iii) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained;
               (iv) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA);
               (v) Liens arising from lines of credit secured by restricted cash deposits for property leases;
               (vi) Attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate for the Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed;
               (vii) Easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not
Appendix — 4

materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; and
               (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of its Subsidiaries to provide collateral to the depository institution.
     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.
     “Prior Notes” means the notes issued by the Company pursuant to the Securities Purchase Agreement, dated as of October 31, 2007, as amended.
     “Public Disclosure” or “Publicly Disclose” means the Company’s public dissemination of information through the filing via the Electronic Data Gathering, Analysis, and Retrieval system of the SEC of a Periodic Report or Current Report disclosing such information pursuant to the requirements of the 1934 Act.
     “Related Party” means a Person’s or any of its subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two years, stockholders (other than any holder of less than 5% of the outstanding shares of such Person), or Affiliates of such Person or any of its subsidiaries, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns a beneficial interest.
     “Securities Laws” means the securities laws (including “Blue Sky” laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.
     “Security Documents” means the Security Agreement, the Guarantees and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which the Company, its Subsidiaries, or any other Person either (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the other Transaction Documents, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of a Buyer, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Subsidiaries” shall only mean Hesperion US, Inc., a Maryland corporation.
Appendix — 5

     “Transaction Documents” means this Agreement, the Notes, the Security Agreement, the Guaranty, and each of the other agreements or instruments to which the Company or any of its Subsidiaries is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the transactions contemplated hereby and thereby, or which is otherwise delivered by the Buyers, the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby.
Appendix — 6

EXHIBIT A
FORM OF NOTES
Exhibit A — Page 1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(d) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(d) HEREOF.
SENIOR SECURED NOTE

June 27, 2008	$1,000,000
     FOR VALUE RECEIVED, AVERION INTERNATIONAL CORP., a Delaware corporation (the “Company”), hereby promises to pay to the order of Cumulus Investors, LLC or its permitted assigns (the "Holder”) the principal amount of One Million Dollars ($1,000,000) when due, whether upon maturity, acceleration, redemption or otherwise, and to pay interest (“Interest”) on the unpaid principal balance hereof on each Interest Payment Date (as defined in Section 2) and upon maturity, or earlier upon acceleration or prepayment pursuant to the terms hereof, at the Applicable Interest Rate (as defined in Section 2). Interest on this Note payable on each Interest Payment Date and upon maturity, or earlier upon acceleration or prepayment pursuant to the terms hereof, shall accrue from the Issuance Date (as defined in Section 2) and shall be computed on the basis of a 365-day year and actual days elapsed. The obligations under this Note shall be senior in right of payment to all other indebtedness of the Company except that it shall be pari passu to the notes in the aggregate original principal amount of $26 million issued by the Company pursuant to the Securities Purchase Agreement, dated as of October 31, 2007, as amended (the “Prior Securities Purchase Agreement”).
     (1) Payments of Principal and Interest. All payments under this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Interest on the Principal shall be paid quarterly in arrears on each Interest Payment Date for the Interest Amount that accrued in the calendar quarter immediately preceding each such Interest Payment Date. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day (as defined in Section 2), the same shall instead be due on the next succeeding day that is a Business Day. This Note and all Other Notes (as defined in Section 2) are issued by the Company pursuant to the Securities Purchase Agreement (as defined in Section 2) on the Closing Date and all notes issued in exchange or substitution therefor or replacement or addition thereof are collectively referred to in this Note as the “Notes.”
     (2) Certain Defined Terms. Each capitalized term used in this Note, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated as of June 27, 2008, pursuant to which this Note was originally issued (as such agreement may be amended, restated, supplemented or modified from time to time as provided therein, the “Securities Purchase Agreement”). For purposes of this Note, the following terms shall have the following meanings:
          (a) “Applicable Interest Rate” means the Interest Rate, or, for so long as an Event of Default shall have occurred and be continuing, the Default Rate.
          (b) “Backlog” means, as of any date, the aggregate amount of anticipated net services Revenue that is reasonably expected to be earned by the Company and its Subsidiaries after such date pursuant to projects not then completed which have been authorized by clients pursuant to written agreements and letters of intent that have been entered into in writing by the Company and the Subsidiaries, on the one hand, and clients, on the other, thereof on or prior to such date (which, for the avoidance of doubt, excludes any Revenue actually earned and recognized under such agreements and letters of intent on or prior to such date determined on a consistent basis); provided, however, that such backlog of a Subsidiary that is not a wholly-owned Subsidiary shall only be recognized on the percentage amount of the Company’s or its wholly-owned Subsidiaries’ percentage ownership of the capital stock of such Subsidiary.
          (c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.
          (d) “Cash Default” means that, as of any date of determination, the Cash and Cash Equivalents are less than the Required Cash Amount.
          (e) “Cash and Cash Equivalents” means the Company’s and the Subsidiaries’ aggregate (I) cash, (II) certificates of deposit or time deposits, having in each case a tenor of not more than six (6) months, issued by any United States commercial bank and any non-United States commercial bank, and (III) money market funds, provided that substantially all of the assets of such funds consist of securities of the type described in clauses (I) or (II) immediately above, all as determined in accordance with GAAP applied on a consistent basis; provided, however, that such cash and cash equivalents of a Subsidiary that is not a wholly-owned Subsidiary shall only be recognized in the percentage amount of the Company’s or its wholly-owned Subsidiaries’ percentage ownership of the capital stock of such Subsidiary.
          (f) “Change of Control” means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their

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equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company); (ii) the sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Subsidiaries in the aggregate); (iii) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding Common Stock; (iv) the adoption of a plan relating to the Company’s liquidation or dissolution; (v) the first day on which the majority of the members of the Board of Directors of the Company are not Continuing Directors; or (vi) the date that any one Person or group (as that term is interpreted under the rules and regulations promulgated under Section 13(d) of the Exchange Act), other than Excluded Person(s) (as defined below), beneficially owns (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, stock of the Company that, together with the stock then held by such Person or group, constitutes more than forty percent (40%) of the outstanding voting stock of the Company or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares. The term “Excluded Person(s)” means (A) any officer or director of the Company as of the date hereof, (B) an underwriter temporarily holding securities pursuant to an offering of such securities, (C) any Person or group that beneficially owns in excess of forty percent (40%) of the outstanding voting stock of the Company on the date hereof, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.
          (g) “Collateral Agent” shall have the meaning ascribed to such term in the Security Agreement.
          (h) “Common Stock” means (A) the Company’s common stock, $0.001 par value per share, and (B) any capital stock resulting from a reclassification of such common stock.
          (i) “Consolidated Net Income (or Deficit)” means, for any period, the net income (or deficit) of the Company and the Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP, consistently applied, after eliminating therefrom all extraordinary items of income or loss.
          (j) “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination or election.
          (k) “Default Rate” means the per annum interest rate equal to the sum of (i) the Interest Rate plus (ii) two percent (2.0%) (i.e., 200 basis points).
          (l) “Dollars” or “$” means United States Dollars.
          (m) “EBITDA” means, for any period, an amount equal to the sum of (a) Consolidated Net Income (or Loss) for such period, plus (b) without duplication and only to the

3

extent deducted in computing Consolidated Net Income (or Loss) for such period (and, for the avoidance of doubt, excluding the percentage of any amount referred to below in this paragraph of any non-wholly-owned Subsidiary that equals the percentage of the equity of such Subsidiary that is not owned by the Company or its wholly-owned Subsidiaries), (i) interest expense (including all interest imputed on Capital Lease Obligations of the Company and the Subsidiaries in accordance with GAAP and capitalized interest), deferred financing costs and commitment fees (but excluding closing costs) for the Company and the Subsidiaries for such period, (ii) federal, state, local and other income and franchise tax expense of the Company and the Subsidiaries for such period, (iii) depreciation expense of the Company and the Subsidiaries for such period, (iv) amortization expense of the Company and the Subsidiaries for such period, (v) non-cash charges that result from any write-downs of the Staffing Services Notes (as defined hereinafter) (excluding non-cash charges in the ordinary course of business that constitute an accrual of or reserve for cash charges in a future period) of the Company and the Subsidiaries for such period (provided that any cash payments in a future period in respect of such charges shall reduce EBITDA in such period so long as such charges described in this clause (v) do not result in a cash charge in a future period) all as determined on a consolidated basis in accordance with GAAP consistently applied and disclosed in the Company’s most recently filed Periodic Report and (vi) stock compensation expenses recorded in accordance with SFAS No. 123R, and minus (c) without duplication and only to the extent included in computing Consolidated Net Income (or Loss) for such period, any non-cash gains of the Company and the Subsidiaries for such period resulting from any write-ups of the Staffing Service Notes.
          (n) “EBITDA Ratio” means, as of any date, the quotient of (i) the annualized EBITDA of the Company and the Subsidiaries for the six-month period ending on such date, divided by (ii) the Total Outstanding Debt as of such date.
          (o) “Excluded Taxes” means, with respect to the Holder, or any other recipient of payment to be made by or on account of any obligations of the Company or any of the Subsidiaries under the Notes, the Securities Purchase Agreement or any other Transaction Document, income or franchise taxes imposed on (or measured by) such recipient’s net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or its principal offices are located.
          (p) “Financial Covenant Test Failure” means that, as of any date of determination, (A) the Revenue Ratio is less than the Required Revenue Ratio, (B) the Net Book-to-Bill Ratio is less than the Required Net Book-to-Bill Ratio, (C) the EBITDA Ratio is less than the Required EBITDA Ratio, or (D) the Cash and Cash Equivalents are less than the Required Cash Amount.
          (q) “Financial Covenant Test Failure Amount” means that, in the event that there is a Financial Covenant Test Failure, as of the date of any determination, an amount equal to the greatest of:
          (i) the product of (A) the result of (I) one (1) minus (II) the quotient of the Revenue Ratio as of such date, divided by the Required Revenue Ratio as of such date, multiplied by (B) the aggregate outstanding principal amount of all Notes then outstanding;

4

          (ii) the product of (A) the result of (I) one (1) minus (II) the quotient of the Net Book-to-Bill Ratio as of such date, divided by the Required Net Book-to-Bill Ratio as of such date, multiplied by (B) the aggregate outstanding principal amount of all Notes then outstanding; and
          (iii) the product of (A) the result of (I) one (1) minus (II) the quotient of the EBITDA Ratio as of such date, divided by the Required EBITDA Ratio as of such date, multiplied by (B) the aggregate outstanding principal amount of all Notes then outstanding.
          (r) “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of the Subsidiaries, or any of their respective properties, assets or undertakings.
          (s) “Indemnified Taxes” means Taxes other than Excluded Taxes.
          (t) “Interest Amount” means as of any date, with respect to any Principal, all accrued and unpaid Interest (including any Interest at the Default Rate) on such Principal through and including such date.
          (u) “Interest Payment Date” means the last Business Day of each calendar quarter, beginning with the calendar quarter that commenced on April 1, 2008, through and including the last calendar quarter that commences prior to the Maturity Date.
          (v) “Interest Rate” shall mean (i) for the period commencing on the Closing Date and ending on October 31, 2008, three percent (3%) per annum during such period; (ii) for the period commencing on November 1, 2008 and ending on October 31, 2009, ten percent (10%) per annum during such period; and (iii) for the period commencing on November 1, 2009 and ending on October 31, 2010, fifteen percent (15%) per annum during such period.
          (w) “Issuance Date” means the original date of issuance of this Note pursuant to the Securities Purchase Agreement, regardless of any exchange or replacement hereof.
          (x) “Maturity Date” means October 31, 2010, unless such date is not a Business Day, in which case “Maturity Date” shall mean the first Business Day following October 31, 2010.
          (y) “Net Authorizations” means, for any period, the result of (I) the Backlog as of the last day of such period, minus (II) the Backlog as of the day immediately preceding the beginning of such period, plus Revenue for such period; provided that, if such result is less than zero (0), “Net Authorization” shall mean zero (0).
          (z) “Net Book-to-Bill Ratio” means, as of any date, the quotient of (i) the Net Authorizations for the 12-month period ending on such date, divided by (ii) the Revenue for such period.

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          (aa) “Notes” means this Note and the Other Notes.
          (bb) “Other Notes” means all of the senior secured notes, other than this Note, that have been issued by the Company pursuant to the Securities Purchase Agreement and the Prior Securities Purchase Agreement, and all notes issued in exchange or substitution therefor, addition thereto or replacement thereof.
          (cc) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.
          (dd) “Prepayment Notice” means a written notice from the Company to the Holder indicating the Company’s election to prepay a specified amount of Principal, together with the applicable Interest Amount and Prepayment Premium with respect thereto on the applicable Prepayment Date.
          (ee) “Principal” means the outstanding principal amount of this Note as of any date.
          (ff) “Pro Rata Financial Covenant Test Failure Amount” means, as of the date of any determination, an amount equal to the product of (A) a fraction, of which the numerator is the outstanding Principal as of such date, and of which the denominator is the aggregate outstanding principal amount of all Notes as of such date, multiplied by (B) the Financial Covenant Test Failure Amount.
          (gg) “Required EBITDA Ratio” means, with respect to any date set forth below, the EBITDA Ratio set forth below opposite such date:

Date	Ratio
June 30, 2008	0.05
September 30, 2008	0.05
December 31, 2008	0.15
March 31, 2009	0.25
June 30, 2009	0.25
September 30, 2009	0.30
December 31, 2009	0.30
March 31, 2010, and the last day of each calendar quarter thereafter until Maturity	0.35
          (hh) “Required Cash Amount” means (i) $10 million in Cash and Cash Equivalents on March 31, 2009 and on the last day of each calendar quarter thereafter through (and including) March 31, 2010; and (ii) $13 million in Cash and Cash Equivalents on June 30, 2010 and on the last day of each calendar quarter thereafter until Maturity.

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          (ii) “Required Net Book-to-Bill Ratio” means, with respect to any date set forth below, the Net Book-to-Bill Ratio set forth below opposite such date:

Date	Ratio
June 30, 2008	1.05
September 30, 2008	1.10
December 31, 2008	1.10
March 31, 2009	1.15
June 30, 2009	1.15
September 30, 2009	1.20
December 31, 2009, and the last day of each calendar quarter thereafter until Maturity	1.20
          (jj) “Required Revenue Ratio” means, with respect to any date set forth below, the Revenue Ratio set forth below opposite such date.

Date	Ratio
June 30, 2008	2.00
September 30, 2008	2.00
December 31, 2008	2.25
March 31, 209	2.75
June 30, 2009	2.75
September 30, 2009, and the last day of each calendar quarter thereafter until Maturity	3.25
          (kk) “Revenue” means, for any period, the consolidated net services revenue of the Company and the Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP, consistently applied; provided, however, that the net services revenues of a Subsidiary that is not a wholly-owned Subsidiary shall only be recognized in the percentage amount of the Company or its wholly-owned Subsidiaries’ percentage ownership of the capital stock of such Subsidiary.
          (ll) “Revenue Ratio” means, as of any date, the quotient of (i) the annualized Revenue for the six-month period ending on such date, divided by (ii) the Total Outstanding Debt as of such date.
          (mm) “SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.
          (nn) “Staffing Services Notes” means (i) those certain promissory notes, dated October 3, 2007, in the aggregate original principal amount of $1,570,000, issued to the Company by IT&E, Inc. as partial consideration for the Company’s sale of the assets of its staffing services business segment thereto; and (ii) the deferred payment of Two Hundred Fifty

7

Thousand Dollars ($250,000) payable over time to the Company in connection with the Company’s sale of the assets of its staffing services business segment.
          (oo) “Subsidiary” means, as to any Person, any other Person of which fifty percent (50%) or more of the outstanding voting securities or other equity interests are owned, directly or indirectly, by such Person.
          (pp) “Total Outstanding Debt” means, as of any date, the total outstanding Indebtedness for borrowed money (including Capital Lease Obligations and letters of credit outstanding) of the Company and the Subsidiaries as of such date; provided, however, that there shall be excluded from such amount those portions of the principal amounts of the Millennix Note, the Hesperion Notes and the Lavin Notes that are due and payable after the Maturity Date.
          (qq) “U.S.” means the United States of America.
     (3) Principal Payments.
          (a) Optional Early Principal Prepayments.
          (i) General. The Company shall have the right at any time not less than five (5) Business Days following the receipt by Holder of a Prepayment Notice from the Company, to voluntarily prepay this Note (an “Optional Prepayment”), in whole or in part, for an amount in cash equal to the sum of (A) the Principal then being prepaid pursuant to this Section 3(a), (B) the Interest Amount with respect to such Principal as of the applicable prepayment date (the “Optional Prepayment Date”), and (C) all other accrued and unpaid Interest as of the Optional Prepayment Date (together, the “Prepayment Amount”); provided, however, that the Company may not take such action unless it simultaneously takes the same action with respect to the same percentage of the outstanding principal amount of each outstanding Other Note.
          (ii) Mechanics of Optional Prepayments. If the Company has delivered a Prepayment Notice in accordance with Section 3(a)(i), then the Company shall pay to the Holder the Prepayment Amount in cash by wire transfer of immediately available funds to an account designated by the Holder.
          (b) Mandatory Prepayment Upon Financial Covenant Test Failure.
          (i) On the twentieth (20th) day following each calendar quarter, the Company shall deliver to the Holder, by facsimile, electronic mail, PDF or overnight courier, a certificate executed by its principal financial officer (an “Officer’s Certificate”) (1) setting forth the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, and the Cash and Cash Equivalents and any Financial Covenant Test Failure Amount or Cash Default as of the last day of the immediately preceding calendar quarter, (2) if there is no Financial Covenant Test Failure or Cash Default disclosed therein, certifying that there was no Financial Covenant Test Failure or Cash Default as of the last day of the immediately preceding calendar quarter, and (3) if there was a Financial Covenant Test Failure as of the last day of the immediately preceding calendar quarter, certifying as to the Holder’s Pro Rata Financial Covenant Test Failure Amount as

8

of the last day of the immediately preceding calendar quarter. Upon the occurrence of any Financial Covenant Test Failure, the Company shall immediately prepay, without demand or notice by the Holder, by wire transfer of immediately available funds to such account as the Holder may from time to time designate, an amount equal to the Holder’s Pro Rata Financial Covenant Test Failure Amount.
          (ii) In the case of a bona fide dispute as to the determination of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount, the Company shall pay any amount that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of the occurrence of the dispute, with a copy to the holders of all Other Notes. If the Holder and the Company are unable to agree upon the determination of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within five (5) Business Days) submit, via facsimile or electronic mail, the disputed determination of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of the Financial Covenant Test Failure Amount to an independent, registered certified public accounting firm, agreed to by the Company and the holders of the Notes representing at least two-thirds (2/3) of the aggregate principal amounts of the Notes then outstanding as to which such determination is being made. The Company shall direct such accounting firm to perform the determinations or calculations, as the case may be, and notify the Company and the Holder of the results no later than two (2) Business Days from the time such accounting firm receives the disputed determinations or calculations. Such accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The fees and expenses incurred in connection with any accounting firm’s services in connection with this Section shall be borne by (i) if there is no discrepancy between the determinations of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount initially provided by the Company and those provided by the accounting firm, then the Holders shall ratably be responsible for all such costs and expenses; (ii) if the amount of any discrepancy between the determinations of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount initially provided by the Company and those provided by the accounting firm are less than five percent (5%) in the aggregate, then the Company, on the one hand, and the Holders, on the other hand, shall share equally in all such costs and expenses; and (iii) if the amount of any discrepancy between the determinations of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount initially provided by the Company and those provided by the accounting firm are more than five percent (5%), then the Company shall be responsible for all such costs and expenses.

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          (c) Mandatory Payment by the Company on Maturity Date. If any Principal remains outstanding on the Maturity Date, then the Holder shall surrender this Note, duly endorsed for cancellation to the Company, and such Principal shall be redeemed by the Company as of the Maturity Date by payment on the Maturity Date to the Holder, by wire transfer of immediately available funds, of an amount equal to the sum of 100% of such Principal and the accrued and unpaid Interest Amount with respect to such Principal as of the Maturity Date.
          (d) Surrender of Note. Notwithstanding anything to the contrary set forth in this Note, upon any prepayment of this Note in accordance with its terms, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being repaid and the related Interest Amount and all other obligations payable under this Note (including any applicable Prepayment Premium) have been paid in full. The Holder and the Company shall maintain records showing the Principal repaid and the date(s) of such repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such repayment. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following partial repayment of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.
     (4) Interest Payment. Interest shall be payable in cash on each Interest Payment Date, to the record holder of this Note on such Interest Payment Date.
     (5) Defaults and Remedies.
          (a) Events of Default. An “Event of Default” shall mean any of: (i) default in payment of any Principal amount due under this Note when and as due or default in payment of any Interest Amount due under this Note when and as due, and in the case of Interest, such default continues for a period of at least ten (10) days; (ii) failure by the Company for ten (10) Business Days to comply with any other provision of this Note in all material respects; (iii) the Company or any of the Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (as defined below): (A) commences a voluntary case or applies for a receiving order; (B) consents to the entry of an order for relief against it in an involuntary case or consents to any involuntary application for a receiving order; (C) consents to the appointment of a Custodian of it or any of the Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; (iv) an involuntary case or other proceeding is commenced directly against the Company or any of the Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of forty-five (45) days, or an order of relief is entered against the Company as debtor under the Bankruptcy Laws as are now or hereafter in effect; (v) the Company or any of the Subsidiaries breaches any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least ten (10) Business Days after written notice to the Company thereof; (vi) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative

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agency of competent jurisdiction against the Company or any of the Subsidiaries involving, in the aggregate, a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of forty-five (45) days after the entry thereof; (vii) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected first priority Lien on all of the Collateral purported to be secured thereby and the same is not cured within ten (10) Business Days of any such failure; (viii) there shall occur a Change of Control or (ix) there occurs with respect to any issue or issues of Indebtedness of the Company or any Subsidiary having an outstanding amount of $250,000 or more in the aggregate, whether such Indebtedness exists on the Issue Date or shall thereafter be created, an event of default that permits the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity. The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law or law of any applicable foreign government or political subdivision thereof for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. Within five (5) Business Days after the occurrence of any Event of Default or of any event that upon notice or the passage of time would become an Event of Default, the Company shall deliver written notice thereof to the Holder.
          (b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all or any portion of this Note, including any or all amounts due hereunder, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (iii) and (iv) of Section 5(a) above, all amounts due hereunder shall immediately become due and payable without further action or notice. In addition to any remedy the Holder may have under this Note, the Security Documents and the other Transaction Documents, such unpaid amounts shall bear interest at the Default Rate. Nothing in this Section 5 shall limit any other rights the Holder may have under this Note, the Security Documents or the other Transaction Documents.
     (6) Vote to Change the Terms of the Notes. The written consent of the Company and the holders of Notes representing at least two thirds (2/3) of the aggregate principal amount of the Notes then outstanding shall be required in order to affect any amendment, waiver or other modification of this Note. Any amendments hereto or waiver or modifications of the provisions hereof shall bind and benefit Holder and its respective permitted successors and assigns; provided, that, no such amendment, waiver or modification shall, without the consent of the holders of all of the Notes affected thereby, change the Maturity of any Note or reduce the principal amount thereof or the rate of interest thereon; modify any provisions of this Section 6; adversely affect the ranking, or with respect to collateral, the priority or security, of any Note; adversely affect the right of repayment of any Note, at the option of the holder or otherwise; or impair the right to institute suit for the enforcement of any Note.
     (7) Lost or Stolen Notes. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date.

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     (8) Remedies Characterizations Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under the Securities Purchase Agreement, the Security Documents and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     (9) Specific Shall Not Limit General, Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Buyers pursuant to the Securities Purchase Agreement and shall not be construed against any person as the drafter hereof.
     (10) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     (11) Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.
     (12) Transfer of this Note. The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with applicable Securities Laws (if applicable) and the provisions of Section 2(f) of the Securities Purchase Agreement upon prior written notice to the Company. Notwithstanding anything to the contrary contained in this Section 12, each such assignee or transferee, upon becoming a Holder hereunder, acknowledges that it is bound by the terms and conditions of Section 5.12 of the Security Agreement and agrees to, promptly upon the request of the Collateral Agent, deliver to Collateral Agent a written Joinder to the Security Agreement and other Security Documents.
     (13) Payment of Collection, Enforcement and Other Costs. Without limiting the provisions of the Securities Purchase Agreement, the Security Documents and the other Transaction Documents, if (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note,

12

then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.
     (14) Cancellation. After all principal and other amounts at any time owed under this Note have been paid in full in accordance with the terms hereof, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.
     (15) Note Exchangeable for Different Denominations. Subject to Section 3(e), in the event of an optional, mandatory or scheduled payment of less than all of the Principal pursuant to the terms hereof, the Company shall, upon the request of Holder and tender of this Note promptly cause to be issued and delivered to the Holder, a new Note of like tenor representing the remaining Principal that has not been so repaid. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender. The date the Company initially issued this Note shall be the “Issuance Date” hereof regardless of the number of times a new Note shall be issued.
     (16) Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company or any of the Subsidiaries under this Note, the Securities Purchase Agreement, the Security Documents or any other Transaction Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if the Company or any of the Subsidiaries shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 16(a)), the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or the applicable Subsidiary shall make such deductions and (iii) the Company or the applicable Subsidiary as applicable shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Indemnification by the Company. The Company shall indemnify the Holder, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Holder, on or with respect to any payment by or on account of any obligation of the Company or any of the Subsidiaries under the Notes, the Securities Purchase Agreement, the Security Documents or any of the other Transaction Documents (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Holder as to the amount of such payment or liability under this Section 16 shall be delivered to the Company and shall be conclusive absent manifest error.
     (17) Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery,

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acceptance, performance, default or enforcement of this Note, the Security Documents, the Securities Purchase Agreement and the other Transaction Documents.
     (18) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified U.S. mail, return receipt requested, or by a nationally recognized overnight delivery service, to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Notwithstanding the foregoing, the Holder may enforce its rights or remedies in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.
     (19) Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.
     (20) Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any Bankruptcy Law, U.S. state or federal law, the laws of any foreign government or any political subdivision thereof, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     (21) Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Note, (b) words in the singular or plural include the singular and plural and pronouns stated

14

in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the use of the word “including” in this Note shall be by way of example rather than limitation.
     (22) Signatures. In the event that any signature to this Note or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder. At the request of any party each other party shall promptly re-execute an original form of this Note or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Note or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

15

     IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned as of the year and date first above written.

AVERION INTERNATIONAL CORP.,
a Delaware corporation

By:	/s/ Lawrence R. Hoffman

Name:	Lawrence R. Hoffman
Title:	Chief Financial Officer
[Signature page to Senior Secured Note]

EXHIBIT B
SECURITY AGREEMENT
Exhibit B - Page 1

AMENDMENT NO. 2 TO
SECURITY AGREEMENT
     THIS AMENDMENT NO. 2 TO SECURITY AGREEMENT (this “Amendment”) dated as of June 27, 2008 among AVERION INTERNATIONAL CORP., a Delaware corporation (the “Company”), HESPERION US, INC., a Maryland corporation (“Hesperion US”, and together with the Company and each other person or entity who becomes a party to this hereto by execution of a joinder in the form attached as Exhibit A, each individually a “Debtor” and, collectively, the “Debtors”) and Cumulus Investors, LLC, in its capacity as Collateral Agent (as set forth in Section 5.12 hereof, together with its successors and assigns in such capacity, the “Secured Party”) for the benefit of itself and each of the Buyers (as hereinafter defined).
W I T N E S S E T H:
     WHEREAS, Cumulus Investors, LLC (“Cumulus”), ComVest Investment Partners II LLC (“ComVest”), Dr. Philip T. Lavin (“Lavin”), Dr. Gene Resnick, MicroCapital Fund LP and MicroCapital Fund, Ltd. (together with Cumulus and ComVest, and their respective successors and assigns, individually and collectively, the “Prior Buyers”) have purchased certain Senior Secured Notes of the Company in the aggregate original principal amount of $26,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or in replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to individually and collectively as the “Prior Notes”);
     WHEREAS, the Prior Notes were acquired by the Prior Buyers and the Prior Buyers made certain financial accommodations to the Company pursuant to a Securities Purchase Agreement dated as of October 31, 2007, as amended, among the Company and the Prior Buyers (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Prior Purchase Agreement”) and in connection therewith a Security Agreement, dated as of October 31, 2007, as amended (the "Security Agreement”);
     WHEREAS, IT&E International and Averion Inc. were the prior debtors under the Security Agreement and in each case have since been dissolved and as such Hesperion US will now replace such companies as a debtor under the Security Agreement;
     WHEREAS, on the date hereof, Cumulus and ComVest (collectively, the “New Buyers” and collectively with the Prior Buyers, the “Buyers”) have purchased certain Senior Secured Notes of the Company in the aggregate original principal amount of $2,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or in replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to individually and collectively as the “New Notes,” and collectively with the Prior Notes, the “Notes”);
     WHEREAS, the New Notes are being acquired by the New Buyers and the New Buyers have made certain financial accommodations to the Company pursuant to a Securities Purchase Agreement of even date herewith among the Company and the New Buyers (as the same my be amended, supplemented or otherwise modified from time to time, the “New Purchase Agreement” and collectively with the Prior Purchase Agreement, the “Purchase Agreements”);
     WHEREAS, the parties desire to amend the Security Agreement to reflect and include the New Notes issued pursuant to the New Purchase Agreement as well as the Prior Notes issued pursuant to the Prior Purchase Agreement;
     WHEREAS, this Amendment No. 2 to Security Agreement does not satisfy or act as a novation of the obligations of any Debtor to Secured Party for the benefit of the Buyers;
     WHEREAS, each Debtor (other than the Company) from time to time party hereto is a direct or indirect subsidiary of the Company and, as such, has derived or will derive substantial benefit and advantage from the financial accommodations to the Company set forth in the Purchase Agreements and the Notes, and it has been or will be to each such Debtor’s direct interest and economic benefit to assist the Company in procuring said financial accommodations from Buyers; and
     WHEREAS, to induce the Buyers to enter into the Purchase Agreements and purchase the Notes, (i) each Debtor (other than the Company) has agreed to guaranty the Liabilities (as hereinafter defined) of the Company pursuant to the terms of a guaranty (such guaranty(ies), as they may be amended, restated, modified or supplemented and in effect from time to time, individually and collectively, the “Guaranty”) by each such Debtor in favor of Secured Party (on its behalf and on behalf of the Buyers) and (ii) each Debtor has agreed to pledge and grant a security interest in all of its right, title and interest in and to the Collateral (as hereinafter defined) to Secured Party, for the benefit of itself and the Buyers, as security for the Liabilities.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Preamble and Recitals. The Preamble and Recitals of the Security Agreement are hereby amended by deleting them in their entirety and replacing them with the Preamble and Recitals of this Amendment as set forth above.
     2. Definitions.
     (a) The following defined terms used in the Security Agreement (including, as applicable, the Preamble and Recitals thereto), are hereby amended by deleting the definitions of such defined term in their entirety and replacing them with the following definitions:
“Buyers” shall have the meaning ascribed thereto in the Recitals hereto.
“Debtor” shall have the meaning ascribed thereto in the Preamble hereto.
“Notes” shall have the meaning ascribed thereto in the Recitals hereto.

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(b) The following defined terms are hereby added to the Security Agreement:
“Hesperion US” shall have the meaning ascribed thereto in the Preamble hereto.
“New Buyers” shall have the meaning ascribed thereto in the Recitals hereto.
“New Notes” shall have the meaning ascribed thereto in the Recitals hereto.
“New Purchase Agreement” shall have the meaning ascribed thereto in the Recitals hereto.
“Prior Buyers” shall have the meaning ascribed thereto in the Recitals hereto.
“Prior Notes” shall have the meaning ascribed thereto in the Recitals hereto.
“Prior Purchase Agreement” shall have the meaning ascribed thereto in the Recitals hereto.
“Purchase Agreements” shall have the meaning ascribed thereto in the Recitals hereto.
“Security Agreement” shall have the meaning ascribed thereto in the Recitals hereto.
     (c) The Security Agreement shall be amended such that in all places where the term “Purchase Agreement” is used, the term “Purchase Agreements” shall replace it in its entirety.
     (d) The defined term “Registration Rights Agreement” shall be deleted in its entirety in all places in the Security Agreement where the term is used.
     3. Schedules.
     (a) Schedule I to Security Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule I as attached hereto.
     (b) Schedule II to Security Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule II as attached hereto.
     (c) Schedule VIII to Security Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule VIII as attached hereto.
     4. Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Agreement are intended or implied and in all other respects the Security Agreement is hereby specifically ratified and confirmed by all parties. All references to the Security Agreement in any other document, instrument, agreement or writing shall be deemed to refer to the Security Agreement as amended hereby.

3

     5. Miscellaneous.
     (a) This Amendment shall be binding upon and inure to the benefit of the Debtors and the Secured Party and their respective successors and assigns.
     (b) This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.
     (c) This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document. The headings listed herein are for convenience only. This Amendment may be executed and transmitted via facsimile or electronic transmission in PDF form with the same validity as if it were an ink-signed document.
- Remainder of Page Intentionally Left Blank; Signature Page Follows -

4

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

DEBTORS:

AVERION INTERNATIONAL CORP.,
a Delaware corporation

By: Name:	/s/ Lawrence R. Hoffman Lawrence R. Hoffman
Title:	Chief Financial Officer
FEIN:	36-4599174

HESPERION US, INC., a Delaware corporation

By:	/s/ Lawrence R. Hoffman
Name:	Lawrence R. Hoffman
Title:	Treasurer
FEIN:	02-0744654
[Company Signature Page to Security Agreement]

SECURED PARTY :

Cumulus Investors, LLC, in its capacity as
Collateral Agent for the Buyers

By: Name:	/s/ Nader C. Kazeminy Nader C. Kazeminy
Title:	Manager

Notice Address :

8500 Normandale Lake Boulevard
Suite 650
Bloomington, MN 55437
[Secured Party Signature Page to Security Agreement]

EXHIBIT C
GUARANTY
Exhibit C — Page 1

AMENDMENT NO. 1 TO
GUARANTY
     THIS AMENDMENT NO. 1 TO GUARANTY (this “Amendment”) dated as of June 27, 2008 is made, jointly and severally, by HESPERION US, INC. a Maryland corporation (“Hesperion”, and together with and each other person or entity who becomes a party to this Guaranty by execution of a joinder in the form of Exhibit A attached hereto, is referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of Cumulus Investors, LLC, a Nevada limited liability company, on its own behalf and in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Buyers (as defined in the Purchase Agreements described below).
W I T N E S S E T H:
     WHEREAS, Cumulus Investors, LLC (“Cumulus”), ComVest Investment Partners II LLC (“ComVest”), Dr. Philip T. Lavin, Dr. Gene Resnick, MicroCapital Fund LP and MicroCapital Fund, Ltd. (the “Prior Buyers”) have made certain financial accommodations to AVERION INTERNATIONAL CORP., a Delaware corporation (the “Company”), and purchased certain secured senior notes in an original aggregate principal amount of $26,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Prior Notes”);
     WHEREAS, the Prior Notes were acquired by the Prior Buyers pursuant to a Securities Purchase Agreement dated as of October 31, 2007, as amended, among the Prior Buyers and the Company (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Prior Purchase Agreement”) and in connection therewith certain parties entered into a Guaranty, dated as of October 31, 2007 (the “Guaranty”);
     WHEREAS, IT&E International and Averion Inc. were the prior guarantors under the Guaranty and in each case have since been dissolved and as such Hesperion US will now replace such companies as a guarantor under the Guaranty;
     WHEREAS, on the date hereof, Cumulus and ComVest (collectively, the “New Buyers” and collectively with the Prior Buyers, the “Buyers”) have purchased certain Senior Secured Notes of the Company in the aggregate original principal amount of $2,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or in replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to individually and collectively as the “New Notes,” and collectively with the Prior Notes, the “Notes”);
     WHEREAS, the New Notes are being acquired by the New Buyers and the New Buyers have made certain financial accommodations to the Company pursuant to a Securities Purchase Agreement of even date herewith among the Company and the New Buyers (as the same may be amended, supplemented or otherwise modified from time to time, the “New Purchase Agreement” and collectively with the Prior Purchase Agreement, the “Purchase Agreements”);

     WHEREAS, the parties desire to amend the Guaranty to reflect and include the New Notes issued pursuant to the New Purchase Agreement as well as the Prior Notes issued pursuant to the Prior Purchase Agreement;
     WHEREAS, pursuant to a Security Agreement dated October 31, 2007 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) by the “Debtors” (as defined therein), in favor of the Collateral Agent, each of the Debtors (including the Company and the Guarantors) has granted the Collateral Agent, for its benefit and the benefit of the Buyers, a first priority security interest in, lien upon and pledge of each of its rights in the Collateral (as defined in the Security Agreement); and
     WHEREAS, the Guarantors are direct or indirect subsidiaries of the Company and, as such, have derived or will derive substantial benefit and advantage from the financial accommodations available to the Company set forth in the Purchase Agreements, the Notes and the other Transaction Documents, and it has been or will be to each Guarantor’s direct interest and economic benefit to assist the Company in procuring said financial accommodations from Buyers.
     NOW, THEREFORE, for and in consideration of the premises and in order to induce Buyers to purchase the notes and make the financial accommodations contemplated by the Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:
     1. Preamble and Recitals. The Preamble and Recitals of the Guaranty are hereby amended by deleting them in their entirety and replacing them with the Preamble and Recitals of this Amendment as set forth above.
     2. Definitions.
          (a) The following defined terms used in the Guaranty (including, as applicable, the Preamble and Recitals thereto) are hereby amended by deleting the definitions of such defined terms in their entirety and replacing them with the following definitions:
“Buyers” shall have the meaning ascribed thereto in the Recitals hereto.
“Guarantors” shall have the meaning ascribed thereto in the Preamble hereto.
“Guaranty” shall have the meaning ascribed thereto in the Recitals hereto.
“Notes” shall have the meaning ascribed thereto in the Recitals hereto.
“Security Agreement” shall have the meaning ascribed thereto in the Recitals hereto.
          (b) The following defined terms are hereby added to the Guaranty:
“ComVest” shall have the meaning ascribed thereto in the Recitals hereto.

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“Cumulus” shall have the meaning ascribed thereto in the Recitals hereto.
“Hesperion” shall have the meaning ascribed thereto in the Preamble hereto.
“New Buyers” shall have the meaning ascribed thereto in the Recitals hereto.
“New Notes” shall have the meaning ascribed thereto in the Recitals hereto.
“New Purchase Agreement” shall have the meaning ascribed thereto in the Recitals hereto.
“Prior Buyers” shall have the meaning ascribed thereto in the Recitals hereto.
“Prior Notes” shall have the meaning ascribed thereto in the Recitals hereto.
“Prior Purchase Agreement” shall have the meaning ascribed thereto in the Recitals hereto.
“Purchase Agreements” shall have the meaning ascribed thereto in the Recitals hereto.
          (c) The Guaranty shall be amended such that in all places where the term “Purchase Agreement” is used, the term “Purchase Agreements” shall replace it in its entirety.
          (d) The defined term “Registration Rights Agreement” shall be deleted in its entirety in all places in the Guaranty where the term is used.
     3. Section 5(c)(xv). Section 5(c)(xv) of the Guaranty shall be amended by deleting in its entirety and replacing with the following:
“any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of a Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiv) of this Section 5(c).”
     4. Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Agreement are intended or implied and in all other respects the Guaranty is hereby specifically ratified and confirmed by all parties. All references to the Guaranty in any other document, instrument, agreement or writing shall be deemed to refer to the Guaranty as amended hereby.
     5. Miscellaneous.
          (a) This Amendment shall be binding upon and inure to the benefit of the Guarantors and the Collateral Agent and their respective successors and assigns.

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          (b) This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.
          (c) This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document. The headings listed herein are for convenience only. This Amendment may be executed and transmitted via facsimile or electronic transmission in PDF form with the same validity as if it were an ink-signed document.
- Remainder of Page Intentionally Left Blank; Signature Page Follows -

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     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

GUARANTOR:

HESPERION US, INC., a Maryland corporation

By: Name:	/s/ Lawrence R. Hoffman Lawrence R. Hoffman
Title:	Treasurer
[Signature Page to Guaranty]

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EXHIBIT D
FORM OF COMPANY COUNSEL’S OPINION
Exhibit D — Page 1